Exh. 2




                            THE SERVICEMASTER COMPANY
                            (A Delaware Corporation)
                          as the New Parent Corporation

                                       and

                          HARRIS TRUST AND SAVINGS BANK
                                   as Trustee

                                 ---------------

                          SECOND SUPPLEMENTAL INDENTURE

                           Dated as of January 1, 1998

                                 Supplemental to
                      Indenture Dated as of August 15, 1997
                                       and
            First Supplemental Indenture Dated as of August 15, 1997

                                 ---------------

         SECOND SUPPLEMENTAL INDENTURE dated as of January 1, 1998 between The ServiceMaster Company (which is a Delaware corporation and is hereinafter called both the "New Parent Corporation") and Harris Trust and Savings Bank, an Illinois banking corporation, as Trustee (hereinafter called the "Trustee").

         WHEREAS: The ServiceMaster Company Limited Partnership (which was a Delaware limited partnership and is herein called the "Predecessor Obligor"), ServiceMaster Limited Partnership (which was a Delaware limited partnership and is herein called the "Predecessor Guarantor") and the Trustee executed and delivered an Indenture dated as of August 15, 1997 (hereinafter called the "Original Indenture") providing for the issuance by the Predecessor Obligor from time to time of its debentures, notes or other evidences of indebtedness in one or more series (hereinafter called the "Securities") and the guarantee by the Predecessor Guarantor of all Securities which may be issued under the Indenture.

         WHEREAS: The Predecessor Obligor, the Predecessor Guarantor, and the Trustee executed and delivered the First Supplement to the Original Indenture (hereinafter called the "First Supplement") which was also dated as of August 15, 1997 and pursuant to which (i) the Predecessor Obligor issued under the Original Indenture and the First Supplement $100,000,000 aggregate principal amount of 6.95% Notes due August 15, 2007 (which is limited in aggregate principal amount to $100,000,000 and the outstanding Notes in which are therein and herein called the "2027 Notes"), (ii) the Predecessor Obligor issued under the Original Indenture and the First Supplement a series of 7.45% Notes due August 15, 2027 (which is limited in aggregate principal amount to $200,000,000 and the outstanding Notes in which are therein and herein called the "2027 Notes"), and (iii) the Predecessor Guarantor guaranteed the 2007 Notes and the 2027 Notes.

         WHEREAS: No Securities other than the 2007 Notes and the 2027 Notes have been issued under the Indenture.

         WHEREAS: The Predecessor Obligor, the Predecessor Guarantor and the New Parent Corporation have entered into an amendment and restatement dated as of October 3, 1997 of a Merger and Reorganization Agreement (which as so amended and restated is herein called the "Merger Agreement") and the New Parent Corporation has executed and filed in Delaware a certificate (the "Merger Certificate") to cause the occurrence of the merger specified in Part 2 of the Merger Agreement (herein called the "Merger"). The Merger consummated 12:01 AM Eastern Standard Time on January 1, 1998 and by operation of the Merger (i) the Predecessor Obligor and the Predecessor Guarantor were merged into the New Parent Corporation effective at that time and (ii) the New Parent Corporation became responsible for and subject to all obligations of the Predecessor Obligor and the Predecessor Guarantor under the Original Indenture, the First Supplement, the 2007 Notes, the 2027 Notes and the Predecessor Guarantor's Guarantees of the 2007 Notes and the 2027 Notes and (iii) the New Parent Corporation became entitled to the rights of the Predecessor Obligor and the Predecessor Guarantor under the instruments cited in clause (ii).


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         WHEREAS: The Merger is permitted under Article 6 of the Indenture.  The
New Parent Corporation has executed this Second Supplemental Indenture to comply with the requirements of Article 6 applicable to the Merger.

         WHEREAS: All conditions and requirements necessary to make this Second Supplemental Indenture a valid and binding instrument in accordance with its terms and the terms of the Original Indenture have been satisfied.

         NOW, THEREFORE:

         SECTION 1. The New Parent Corporation hereby expressly assumes (i) all of the obligations of the Predecessor Obligor and the Predecessor Guarantor on the 2007 Notes, the 2027 Notes, the Original Indenture, and the First Supplement, (ii) the primary obligation for the due and punctual performance and observance of all of the covenants and conditions which the 2007 Notes, the 2027 Notes, the Original Indenture, and the First Supplement require to be performed or observed by the Predecessor Obligor or the Predecessor Guarantor.

         SECTION 2. The New Parent Corporation hereby warrants that: (i) every statement made in every paragraph in this Second Supplemental Indenture in a paragraph which begins "WHEREAS" is true; (ii) immediately after giving effect to the Merger, no Default (as defined in the Original Indenture) has occurred;
(iii) all other preconditions provided for in the Original Indenture or the First Supplemental Indenture relating to the Merger have been complied with; and
(iv) this Second Supplemental Indenture constitutes the legal, valid and binding obligation of the New Parent Corporation enforceable against the New Parent Corporation in accordance with its terms. The New Parent Corporation hereby consents and agrees that the Trustee shall have the right to rely upon every warranty and agreement made by the New Parent Corporation in this Second Supplemental Indenture.

         SECTION 3.  The parties hereby agree that:

         (a) From and after January 1, 1998, the term "Company" wherever it appears in the Original Indenture, the First Supplement, the 2007 Notes or the 2027 Notes shall be deemed to refer to the New Parent Corporation.

         (b) The New Parent Corporation shall hereafter be entitled to all rights which the Indenture or the First Supplement purport to award to the entity designated "the Company" therein including but not limited to the right to issue Securities thereunder in the name of the Company on and after January 1, 1998.

         (c) All provisions in the Indenture, the First Supplement, the 2007 Notes or the 2027 Notes which refer to the Guarantor or to the Guarantees shall not apply on or after January 1, 1998 and after such date all such provisions shall be eliminated for each such document.


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

         SECTION 4. The parties hereby agree that nothing in this Second Supplemental Indenture, expressed or implied, is intended or shall be construed to confer upon or give to any person (other than the parties hereto, the holders of the 2007 Notes and 2027 Notes and the holders of any other Securities at any time issued under the Indenture) any right, remedy or claim under or by reason of this Second Supplemental Indenture or any covenant, stipulation, promise or agreement contained herein; all the covenants, stipulations, promises and agreements contained herein being for the sole and exclusive benefit of the parties hereto and their successors, and the holders from time to time of the Securities.

         SECTION 5. The Original Indenture, the First Supplemental Indenture, the 2007 Notes and the 2027 Notes as amended by this Second Supplemental Indenture are hereby in all respects ratified and confirmed. Every holder of Securities heretofore or hereafter authenticated and delivered under the Original Indenture shall be bound hereby and by the terms of the Original Indenture and the First Supplemental Indenture as amended hereby.

         SECTION 6. The Trustee, for itself and its successor or successors, accepts the trust of the Original Indenture and the First Supplemental Indenture as amended by this Second Supplemental Indenture, and agrees to perform the same, but only upon the terms and conditions set forth in the Original Indenture and First Supplemental Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Original Indenture, and, without limiting the generality of the foregoing, the recitals contained herein shall be taken as the statements of the New Parent Corporation and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee.

         SECTION 7. This Second  Supplemental  Indenture  may be executed in any
number  of  counterparts,   each  of  which  shall  be  an  original;  but  such
counterparts shall together constitute but one and the same installment.


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


                                                     SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                            The ServiceMaster Company
                                  a Delaware corporation
                                  as the New Parent Corporation


                            By: /s/ Vernon T. Squires
                                Name:   Vernon T. Squires
                                Title:  Sr. Vice President and
                                        General Counsel


                         Harris Trust and Savings Bank,
                                   as Trustee


                            By:  /s/  J. Bartolini
                                 Name:  J. Bartolini
                                 Title: Vice President


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


STATE OF ILLINOIS )
                  )
COUNTY OF DUPAGE  )

         BEFORE ME, the undersigned authority, on this 1st day of January, 1998 personally appeared Vernon T. Squires, General Counsel of The ServiceMaster Company, a Delaware corporation (the "New Parent Corporation"), known to me (or proved to me by introduction upon the oath of a person known to me) to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same as the act of the New Parent Corporation for the purposes and consideration herein expressed and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL THIS 1st DAY OF JANUARY 1998


                            /s/ Latressa G. Stahlberg
                        NOTARY PUBLIC, STATE OF ILLINOIS
                        Print Name: Latressa G. Stahlberg
                          Commission Expires: 6/2/2000


STATE OF ILLINOIS )
                  )
COUNTY OF COOK    )

         BEFORE ME, the undersigned authority, on this 1st day of January 1998, personally appeared J. Bartolini, Vice President of Harris Trust and Savings Bank, an Illinois banking corporation, known to me (or proved to me by introduction upon the oath of a person known to me) to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same as the act of Harris Trust and Savings Bank for the purposes and consideration herein expressed and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL THIS 1st DAY OF JANUARY 1998

                                 /s/ T. Muzquiz
                        NOTARY PUBLIC, STATE OF ILLINOIS
                             Print Name: T. Muzquiz
                          Commission Expires: 8-13-2001
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